UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2004

Dynamic Health Products, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-23031	34-1711778
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

6911 Bryan Dairy Road, Suite 210, Largo, Florida	33777

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 329-1845

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective October 1, 2004, Dynamic Health Products, Inc., a Florida corporation (“Dynamic” or the “Company”) acquired Bob O’Leary Health Food Distributor Co., Inc., a Pennsylvania corporation (“BOSS”).

The above was accomplished pursuant to a Stock Purchase Agreement dated September 10, 2004. At the closing, Dynamic acquired all of the issued and outstanding shares of common stock of BOSS (the “Shares”). The consideration paid by Dynamic for the Shares and the sellers’ execution of a Non-Competition, Non-Solicitation and Confidentiality Agreement was Five Million Five Hundred Thousand Dollars ($5,500,000.00) in cash, subject to a dollar for dollar adjustment, equal to the increase or decrease in net book value of BOSS from June 30, 2004 to September 30, 2004. In addition, at closing, Dynamic paid an aggregate of $234,500 in cash to the former shareholders of BOSS in consideration of outstanding debt.

In conjunction with the acquisition Dynamic completed the placement of $6 million in secured convertible notes and warrants to an institutional investor.

BOSS is engaged in developing, wholesaling and distributing a wide variety of non-prescription dietary supplements, vitamins, health food and nutritional products, soft goods and other related products. It was determined by management and the Board of Directors of Dynamic that it would be in the best interest of Dynamic to acquire BOSS to further certain of its business objectives, including without limitation, providing additional sales and expanded marketing and distribution channels for Dynamic.

Item 7.01	Regulation FD Disclosure.

A copy of the press release issued by Dynamic Health Products, Inc. on October 4, 2004, announcing its completion of the acquisition of Bob O’Leary Health Food Distributor Co., Inc., is filed herewith as Exhibit 99.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of Bob O’Leary Health Food Distributor Co., Inc. for the two years ended December 31, 2003 and 2002.

BOB O’LEARY

HEALTH FOOD DISTRIBUTOR CO., INC.

YEARS ENDED DECEMBER 31, 2003 AND 2002

Independent Auditors’ Report

Shareholders

Bob O’Leary Health Food Distributor Co., Inc.

Scranton, Pennsylvania

We have audited the accompanying balance sheets of Bob O’Leary Health Food Distributor Co., Inc. (the “Company”) as of December 31, 2003 and 2002 and the related statements of operations, changes in shareholders’ equity and of cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bob O’Leary Health Food Distributor Co., Inc. as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ KRONICK KALADA BERDY & CO.

Kingston, Pennsylvania

September 17, 2004

BOB O’LEARY HEALTH FOOD DISTRIBUTOR CO., INC.

BALANCE SHEETS

DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS
Current assets:
Cash	$279,930	$268,200
Trade receivables, net of allowance for doubtful accounts ($38,000, 2003; $15,000, 2002)	748,267	562,320
Inventory	1,800,403	1,886,893
Prepaid expenses	156,766	109,972

Total current assets	2,985,366	2,827,385

Property and equipment, net	161,092	77,750

Other assets	10,482	4,383

Total assets	$3,156,940	$2,909,518

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$767,104	$422,324
Accrued expenses:
Payroll and related expenses	52,735	41,911
Defined contribution plan	140,803	127,469
Notes payable, shareholders	—	300,000

Total current liabilities	960,642	891,704

Shareholders’ equity:
Common stock, $1 par value; 25,000 shares authorized, 5,000 shares issued and outstanding	5,000	5,000
Additional paid in capital	20,000	20,000
Retained earnings	2,171,298	1,992,814

Total shareholders’ equity	2,196,298	2,017,814

Total liabilities and shareholders’ equity	$3,156,940	$2,909,518

See Notes to Financial Statements

BOB O’LEARY HEALTH FOOD DISTRIBUTOR CO., INC.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2003

AND 2002

	2003	2002
Sales, net	$29,725,194	$25,445,631

Cost of sales:
Inventory, beginning	1,886,893	1,660,270
Purchases	24,545,285	21,365,527
Freight-in	35,360	32,674

	26,467,538	23,058,471
Less inventory, ending	1,800,403	1,886,893

	24,667,135	21,171,578

Gross profit	5,058,059	4,274,053

Operating expenses:
Officer wages	400,000	400,000
Warehouse and office wages	1,604,702	1,249,792
Freight out	820,482	715,090
Advertising	295,123	232,164
Credit card charges	235,321	155,183
Profit sharing	140,803	127,469
Insurance	119,870	75,040
Rent	90,000	90,000
Shipping supplies	66,364	39,738
Telephone	64,486	69,925
Provision for doubtful accounts	63,753	17,429
Employee benefits	62,429	63,737
Postage	60,976	58,379
Taxes, other	57,303	48,076
Depreciation	52,796	33,580
Legal and professional fees	48,688	24,292
Commissions	41,239	50,319
Maintenance and repairs	35,784	29,694
Office expense	33,386	41,266
Utilities	24,672	22,079
Travel and entertainment	12,180	11,337
Auto expense	12,058	14,178
Broker expense	6,688	3,119

	4,349,103	3,571,886

Income from operations	708,956	702,167

Other income:
Other income	9,396	5,915
Interest	132	1,491

	9,528	7,406

Net income	$718,484	$709,573

See Notes to Financial Statements

BOB O’LEARY HEALTH FOOD DISTRIBUTOR CO., INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2003 AND 2002

	Common Stock	Additional Paid in Capital	Retained Earnings	Total Shareholders’ Equity
Balance at December 31, 2001	$5,000	$20,000	$2,183,241	$2,208,241
Net income for the year ended December 31, 2002			709,573	709,573
Dividends			(900,000)	(900,000)

Balance at December 31, 2002	5,000	20,000	1,992,814	2,017,814
Net income for the year ended December 31, 2003			718,484	718,484
Dividends			(540,000)	(540,000)

Balance at December 31, 2003	$5,000	$20,000	$2,171,298	$2,196,298

See Notes to Financial Statements

BOB O’LEARY HEALTH FOOD DISTRIBUTOR CO., INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
Cash flows from operating activities:
Net income	$718,484	$709,573
Adjustments:
Depreciation	52,796	33,580
Provision for doubtful accounts	63,753	17,429
Change in:
Receivables	(249,700)	7,435
Inventory	86,490	(286,624)
Prepaid expenses	(46,794)	(31,783)
Accounts payable	344,780	26,782
Accrued expenses	24,158	12,239

Cash flows provided by operating activities	993,967	488,631

Cash flows from investing activities:
Other assets	(6,099)	(4,383)
Acquisition of property and equipment	(136,138)	(17,961)

Cash flows used in investing activities	(142,237)	(22,344)

Cash flows from financing activities:
Net proceeds (repayments) on loans from shareholders	(300,000)	300,000
Dividends paid	(540,000)	(900,000)

Cash flows used in financing activities	(840,000)	(600,000)

Net increase (decrease) in cash	11,730	(133,713)
Cash, beginning	268,200	401,913

Cash, ending	$279,930	$268,200

See Notes to Financial Statements

BOB O’LEARY

HEALTH FOOD DISTRIBUTOR CO., INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003 AND 2002

1.	Business and summary of significant accounting policies:

Description of business:

The Company is engaged in the sales of vitamins and sports nutrition products. The Company’s customer base is principally concentrated in the Eastern United States.

Use of estimates:

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual amounts could differ from these estimates.

Revenue recognition:

Revenue is recognized at the time of shipment of merchandise. When returned goods are received, sales are reduced and the related merchandise is restocked to inventory.

Receivables:

Receivables are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to receivables. The Company perform ongoing credit evaluations of customers’ financial condition. It generally requires no collateral for its domestic credit sales. For its foreign sales, the Company when deemed necessary and when possible, requires deposits and a letter of credit or sight drafts

Inventory:

Inventory consists of purchased finished products held for resale which are stated at the lower of cost (on an average cost basis) or market.

Property and equipment and depreciation:

These assets are stated at cost. Depreciation is being provided by accelerated and straight line methods over the estimated useful lives of the assets.

Income taxes:

The Company has elected to be treated as an S Corporation for federal and state income tax reporting. Any tax reporting income or loss will be included in the individual shareholder’s income tax returns. Distributions from the Company are used primarily to fund federal and state income tax payments of the shareholders.

Shipping and handling costs and revenues:

Shipping and handling costs of $820,000 and $715,000 in 2003 and 2002, respectively, are included in operating expenses in the income statement. Related revenues are included in sales.

Advertising:

The Company follows the policy of charging advertising production and communication costs to expense when the advertising first occurs. Advertising expense was $295,000 and $232,000 for the years ended December 31, 2003 and 2002, respectively.

BOB O’LEARY

HEALTH FOOD DISTRIBUTOR CO., INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

2.	Concentration of credit risk and sales:

The Company maintains its cash accounts in a commercial bank located in Pennsylvania. Accounts at this bank are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2003, the Company’s cash balance in a commercial bank exceeded the FDIC insurance coverage by $423,000.

Major customers are those that individually account for more than 10% of the Company’s sales. For the years ended December 31, 2003 and 2002, one customer with sales of $4,423,000 and $3,771,000, respectively, qualified as a major customer. At December 31, 2003 and 2002, the major customer accounted for less than 1% of the Company’s accounts receivable.

The Company purchases one of its sports nutrition products from one vendor. Management believes that other suppliers could provide similar products on comparable terms. A change in suppliers, however, could cause a possible temporary disruption of sales.

Foreign sales amounted to the following:

	2003	2002
Europe	$386,000	$264,000
North America	288,000	442,000
Eurasia	262,000
Middle East	129,000
Asia	52,000	29,000

	$1,117,000	$735,000

3.	Property and equipment, net:

Property and equipment at December 31 is comprised of the following:

	2003	2002	Depreciable Lives
Furniture and equipment	$578,000	$523,000	5-10 Years
Vehicles	137,000	137,000	5 Years
Leasehold improvements	28,000	28,000	31 Years

	743,000	688,000
Accumulated depreciation	(582,000)	(610,000)

	$161,000	$78,000

Depreciation amounted to $53,000 and $33,000 in 2003 and 2002, respectively.

4.	Line of Credit:

An unused line of credit agreement allowed borrowings not to exceed $1,250,000. This line was unsecured and, when utilized, required monthly interest payments calculated at .5% below the national prime rate (4.0% at December 31, 2003). This line matured on August 31, 2004.

BOB O’LEARY

HEALTH FOOD DISTRIBUTOR CO., INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

5.	Notes payable, shareholders:

These notes are due to the shareholders of the Company. The notes are non-interest bearing, unsecured and due on demand.

6.	Related party lease:

The Company leases its facility from its individual shareholders under a month to month lease. Total rent expense under this lease was $90,000 in 2003 and 2002.

7.	Defined contribution plan:

The expense for this plan was $141,000 in 2003 and $127,000 in 2002.

8.	Litigation:

The Company is a defendant in several lawsuits filed by users of certain sports nutrition products. The suits also name other distributors and the manufacturers of these products. The ultimate outcome of this litigation cannot be determined, but management, after consultation with legal counsel, does not expect these matters will have a material adverse effect on the financial statements of the Company. The Company believes the lawsuits are without merit and intends to vigorously defend its position. In the normal course of business, there are various other outstanding legal proceedings. In the opinion of management, after consultation with legal counsel, the financial statements of the Company will not be materially affected by the outcome of such legal proceedings.

9.	Subsequent event:

On September 10, 2004, the Company entered into a Stock Purchase Agreement (“Agreement”) with Dynamic Health Products, Inc. (“Dynamic”). Pursuant to the Agreement, Dynamic will acquire all of the issued and outstanding shares of common stock of the Company. The consideration to be paid by Dynamic to shareholders of the Company for the shares and the shareholders’ execution of Non-Competition, Non-Solicitation and Confidentiality Agreements is $5,500,000, subject to adjustments defined in the Agreement, plus the Shareholders Note Payable, subject to limitations defined in the Agreement.

10.	Prior period adjustments:

Retained earnings at the beginning of 2002 and 2003 have been reduced by approximately $72,000 and $48,000, respectively, from previously issued reviewed financial statements. These adjustments principally resulted from additional depreciation, an increase in the allowance for doubtful accounts and a decrease in prepaid expenses. These adjustments resulted in a (decrease) increase of net income of approximately ($1,000) and $24,000 for the years ended 2002 and 2003, respectively.

(b) Pro forma financial information (to be filed by amendment).

(c) Exhibits. The following documents are filed as exhibits to this report.

10.1	Stock Purchase Agreement dated September 10, 2004, by and among Dynamic Health Products, Inc., Robert T. O’Leary, Linda O’Leary, and Bob O’Leary Health Food Distributor Co., Inc.(1)

99.1	Press Release issued October 4, 2004.

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed in Washington, D.C. on September 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC HEALTH PRODUCTS, INC.

Date: October 4, 2004	/s/ Mandeep K. Taneja
Mandeep K. Taneja, Chief Executive Officer

/s/ Cani I. Shuman
Cani I. Shuman, Chief Financial Officer